Exhibit 99.1

PAR PETROLEUM CORPORATION ANNOUNCES FOUR NEW DIRECTORS, EXPANDS BOARD TO SEVEN

Houston, Texas, June 12, 2014 – Par Petroleum Corporation (OTCQB: PARR) today announced the appointment of Melvyn N. Klein, Curt Anastasio, Timothy Clossey and Robert Silberman to the Board of Directors. Resigning from the Board were Michael Keener and Benjamin Lurie. These changes expand the Board to seven, six of whom are independent directors.

“We are excited about the new additions to the Board of Directors and would like to express our gratitude to Mike and Ben for their contributions to Par’s early growth,” said William Monteleone, Chairman and Chief Executive Officer of Par Petroleum Corporation. “The new Board brings a wealth of experience in both the building and managing of public companies, as well as significant downstream knowledge.”

Mr. Klein will take over the role as Chairman of the Board, while Mr. Monteleone will continue in his role as President and Chief Executive Officer; he is also a Director of the company.

Mr. Klein added, “I am looking forward to working with Par’s very capable Chief Executive Officer and the talented members of his management team. I am further pleased to extend my 40-year business relationship with Sam Zell, the General Partner of Par’s largest shareholder. This has included working together on Anixter International (NYSE:AXE) since the time approximately 30 years ago that Sam invited me to join him on its Board of Directors and Executive Committee; shareholder value creation at Anixter is a matter of public record.

“The other three new members of Par’s board are exceptionally able people with extensive, proven experience in Par’s areas of focus and interest. I look forward to working with them and the other respected, competent members of Par’s Board of Directors.”

Melvyn N. Klein, is a private investor and Founder of Melvyn N. Klein Interests. He is President of JAKK Holding Corp., the Managing General Partner of the investment partnership GKH Partners, LP from 1987 until 2008, and an Attorney and Counselor-at-law since 1968. Earlier in his career, he was a McKinsey & Company consultant and a senior officer of Donaldson, Lufkin and Jenrette, Inc. (subsequently merged with Credit Suisse). He has been the President and CEO of two American Stock Exchange listed companies: Altamil Corporation and Eskey, Inc. He was the controlling shareholder, co-founder, or a significant partner in a number of industry leading companies in several fields (most of which were successfully merged or sold) including American Medical International, Inc. (subsequently merged to create Tenet Healthcare); UGHC/Arcus (subsequently sold to Koch Industries, Inc.- Flint Hills Resources, LP. and the balance merged with Iron Mountain), Savoy Pictures Entertainment, Inc. (subsequently merged with IAC Interactive), Hanover Compressor Company (subsequently merged to create Exterran Holdings Corp., the world’s largest independent natural gas compression company), Cockrell Oil & Gas, L.P. (assets subsequently sold to UNOCAL), and Santa Fe Energy Resources, Inc. (subsequently merged in part with Chevron and in part with Devon Energy). Mr. Klein was appointed by President Reagan to the Executive Committee of the President’s Private Sector Survey on Cost Control in the Federal Government (Grace Commission) and by President Clinton to the U.S. State Department’s Advisory Committee on International Economic Policy.

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He is a Member of the Horatio Alger Association of Distinguished Americans, Inc. and a Member of its Board of Directors. Mr. Klein received a Juris Doctorate degree from Columbia Law School and a Bachelor of Arts degree with Highest Honors in Economics from Colgate University. He also studied at the London School of Economics and Political Science and completed the coursework for a Master’s degree at The Johns Hopkins University School of Advanced International Studies. Mr. Klein is a member of the Philosophical Society of Texas.

Curt Anastasio is the Executive Chairman of GasLog Partners LP, a subsidiary of GasLog Ltd (NYSE:GLOG), a growth-oriented international owner, operator and manager of liquefied natural gas (LNG) carriers, providing support to international energy companies as part of their LNG logistics chain. Appointed Executive Chairman in February 2014, Mr. Anastasio led the highly successful IPO of the company in May 2014. He previously served as President and CEO of NuStar Energy L. P. (NYSE: NS), a publicly traded master limited partnership based in San Antonio, Texas. Mr. Anastasio was the President and CEO of the company from the time he led the initial public offering in April 2001, until he retired from the company on December 31, 2013. Under his leadership, NuStar grew from a small business to a Fortune 500 company. At the time of his retirement, NuStar had 8,621 miles of pipelines, 87 terminal and storage facilities with a combined 96 million barrels of storage capacity for crude oil, refined products and specialty liquids, and a 50% interest in one of the largest asphalt refiners and marketers in the U.S. That made NuStar one of the world’s largest storage terminal operators, with assets in major U.S. markets and in Canada, Mexico, the Netherlands, the United Kingdom and Turkey. Since joining a predecessor of NuStar in 1988, he held various positions in the upstream and downstream oil and gas industry, which have included responsibility for supply, trading, transportation, marketing, development and legal. During Mr. Anastasio’s tenure as CEO, NuStar was named by Fortune Magazine as one of 100 Best Companies to Work for in America every year since 2007 and Forbes Magazine’s 100 Most Trustworthy Companies. He is a member of the Board of the Federal Reserve Bank of Dallas.

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Mr. Anastasio received a Juris Doctorate degree from Harvard Law School in 1981 and a Bachelor of Arts degree, Magna cum Laude, from Cornell University in 1978. After graduation, he practiced corporate law in New York City.

Timothy Clossey, is the President and owner at Spirit Technologies, a management coaching and engineering consulting services company. Mr. Clossey previously served as Production Manager and Major Projects Director for BP Cherry Point and through fundamental discipline improved operational reliability and reduced costs. Due to his efforts, he reestablished the refinery at Solomon Pacesetter levels and moved the refinery from BP’s least profitable to its number one performing site worldwide. The Projects group performance was benchmarked by IPA as the #1 performing projects group throughout the industry. He was a Consultant to the Board at SaltChuck Resources on M&A opportunities; a Board Member at Timec, Inc., where Mr. Clossey chaired the Audit Committee, organized and chaired a Special Committee of Outside Directors and served on the Compensation Committee. Mr. Clossey served as President and CEO of ARCO Marine, Inc. and during his tenure bottom line profitability improved three fold. As VP Corporate Strategic Planning, Downstream for ARCO, Mr. Clossey was responsible for strategic planning for all of ARCO’s downstream companies. As Vice President of Engineering, Technology and R&D at ARCO, his role was responsible for leading ARCO’s Engineering and Research Center in Anaheim, California. As Manager, Clean Fuels Development Task Force at ARCO, Mr. Clossey lead the reformulated gasoline R&D efforts at the Technical Center as well as served in the government Relations role working with industry associations such as WSPA and the API as well as all Federal and State agencies working on reformulated gasoline regulations throughout the nation.

Mr. Clossey graduated from Harvard Business School with an Executive MBA.

He received his BS in Chemical Engineering Summa cum Laude from Washington State University.

Robert S. Silberman, was named Executive Chairman of the Board of Strayer Education, Inc. (Nasdaq:STRA) in 2013. He was Chairman of the Board from February 2003 to 2013 and Chief Executive Officer from March 2001 to 2013. From 1995 to 2000, Mr. Silberman served in a variety of senior management positions at CalEnergy Company, Inc., including as President and Chief Operating Officer. From 1993 to 1995, Mr. Silberman was Assistant to the Chairman and Chief Executive Officer of International Paper Company. From 1989 to 1993, Mr. Silberman served in several senior positions in the U.S. Department of Defense, including as Assistant Secretary of the Army. Mr. Silberman has been a Director of Strayer since March 2001. He serves on the Board of Directors of Covanta Holding Company (NYSE:CVA) and 21st Century Fox. He also serves on the Board of Visitors of The Johns Hopkins University School of Advanced International Studies. Mr. Silberman is a member of the Council on Foreign Relations.

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Mr. Silberman holds a bachelor’s degree in history from Dartmouth College and a master’s degree in international policy from The Johns Hopkins University.

Par Petroleum Corporation

Par Petroleum Corporation is a Houston-based company that manages and maintains interests in a variety of energy-related assets. Par is a growth company that looks for acquisitions with strong fundamentals and employees who can move the business forward.

Par, through its subsidiaries, owns and operates a 94,000 bpd refinery located in Hawaii on the island of Oahu. This refinery, together with substantial storage capacity, a 27-mile pipeline system, terminals, and retail outlets, provides a substantial portion of the energy demands of Hawaii.

Par’s largest oil and gas asset is its investment in Piceance Energy, LLC, which owns and operates natural gas reserves located in the Piceance Basin of Colorado.

Par also markets, transports and distributes crude petroleum-based energy products through Texadian Energy. With significant logistics capability on key pipeline systems, a rail car fleet, and a fleet of chartered barge tows, Par believes it has a competitive advantage in moving crude oil efficiently from land locked locations in the Western U.S. and Canada to the refining hubs in the Midwest, the Gulf Coast, and the East Coast.

Investor Relations Contact:

Stonegate Securities, Inc.

Preston Graham

preston@stonegateinc.com

214-987-4121

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